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                                                                      EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 2-74613 on Form S-16 and Registration Statement 33-66974 on Form S-8 of Mobile Gas Service Corporation of our report dated October 31, 1995, appearing in this Annual Report on Form 10-K of Mobile Gas Service Corporation for the year ended September 30, 1995.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP



Mobile, Alabama
December 22, 1995